AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1997

                                          REGISTRATION STATEMENT NO. 333-39505

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------


                       CONTISECURITIES ASSET FUNDING CORP.
        (Exact name of registrant as specified in governing instruments)

 DELAWARE                                              13-2937238
(State of incorporation)                   (IRS Employee Identification Number)

                                 277 PARK AVENUE
                            NEW YORK, NEW YORK 10172
                                 (212) 207-2840
               (Address, including zip code, and telephone number,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 JAMES E. MOORE
                                    PRESIDENT
                       CONTISECURITIES ASSET FUNDING CORP.
                                 277 PARK AVENUE
                            NEW YORK, NEW YORK 10172
                                 (212) 207-2842
                               FAX: (212) 207-5251

                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                     PLEASE SEND COPIES OF COMMUNICATION TO:

    Jerry R. Marlatt, Esq.                                  Alan L. Langus, Esq.
STROOCK & STROOCK & LAVAN LLP                                  Chief Counsel
    180 Maiden Lane                                 ContiTrade Services, L.L.C.
  New York, New York 10038                          277 Park Avenue, 38th Floor
    (212) 806-5400                                  New York, New York 10172
  Fax: (212) 806-6006                                   (212) 207-2822
                                                     Fax: (212) 207-2937


                     --------------------------------------
                  Approximate date of commencement of proposed
                 sale to the public: From time TO TIME AFTER THE
                 EFFECTIVE DATE OF THIS REGISTRATION Statement.


  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other then securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
  If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. |_|
  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement may be used in connection with the securities covered by Registration Statement No. 333-19427.
                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
===============================================================================
Title of each class                       Proposed   Proposed
of securities being       Amount To       Maximum    Maximum
registered                Be Registered   Offering   Aggregate    Amount of
                          (1)             Price Per  Offering     Registration
                                          Unit(1)    Price        Fee
-------------------------------------------------------------------------------


Asset-Backed          $6,000,000,000(2)    100%     $1,000,000   $1,770,000 (3)
Certificates
===============================================================================
(1) Pursuant to this Amendment No. 1 to this Form S-3, the amount of securities to be registered is hereby increased from the amount of securities previously reported.
(2)  Estimated  solely for purposes of calculating the registration fee.
(3) $303.03 of which was previously paid.
                     --------------------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       DIRECTORS ASSET CONDUIT CORPORATION
                              CROSS REFERENCE SHEET


ITEM AND CAPTION IN FORM S-3                             LOCATION IN PROSPECTUS
 1. Forepart of the Registration Statement and
    Outside Front Cover Page of Prospectus.......   Forepart of Registration
                                                    Statement and Outside Front
                                                   Cover Page**
 2. Inside Front Cover and Outside Back Cover
    Pages of Prospectus..........................  Inside Front and Outside Back
                                                   Cover Page of Prospectus**

 3. Summary Information, Risk Factors and Ratio
    of Earnings to Fixed Charges.................  Summary of Prospectus**; The
                                                   Company**; Risk Factors**

 4. Use of Proceeds..............................  Use of Proceeds**

 5. Determination of Offering Price..............  *

 6. Dilution.....................................  *

 7. Selling Security Holders.....................  *

 8. Plan of Distribution.........................  Plan of Distribution**

 9. Description of Securities to be Registered.... Outside Front Cover Page;
                                                   Summary of Terms; The
                                                   Trust Fund;  Description
                                                   of Certificates; Pooling
                                                   and Servicing Agreement**

10. Interests of Named Experts and counsel         *

11. Material Changes                               *

12. Incorporation of Certain Information by
    Reference                                      Inside Front Cover Page**;
                                                   Incorporation of Certain
                                                   Documents by  Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities..................                  See Page II-2


----------------------
*   Omitted since answer is negative or item is not applicable.
**  To be completed or supplemented from time to time by Prospectus Supplement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration fees are estimated.


SEC Registration Fee                                   $1,770,000
Legal Fees and Expenses*                                  300,000
Accounting Fees and Expenses*                             115,000
Trustee's Fees and Expenses*                               60,000
 (including counsel fees)
Printing and Engraving Fees*                              115,000
Blue Sky Fees and Expenses*                                20,000
Rating Agency Fees*                                     1,100,000
Miscellaneous*                                             50,000
                                                       -----------
Total                                                  $3,530,000


----------------
*  Estimated in accordance with Item 511 of Regulation S-K.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement on Form S-3 provides for indemnification by each Underwriter of any officer, director or controlling person of the Registrant who becomes subject to liability arising out of an untrue or alleged untrue statement of a material fact contained in this Registration Statement, the Prospectus filed herewith or any Preliminary Prospectus, related Prospectus Supplement or related Preliminary Prospectus Supplement, or omission or alleged omission, that was made in reliance on written information provided to the Registrant by such Underwriter.

     The Certificate of Incorporation and Bylaws for the Registrant filed as Exhibits 3.1 and 3.2 to this Registration Statement on Form S-3 provide for indemnification of directors and officers to the full extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceeding brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

     The Bylaws also provide that the Registrant may, to the full extent permitted by law, purchase and maintain insurance on behalf of any corporate agent against any liability which may be asserted against him.

ITEM 16.  EXHIBITS.

         (a)      FINANCIAL STATEMENTS:

                  NONE.

         (b)      EXHIBITS:


                  **1.1     --Form of Underwriting Agreement.
                  **3.1     --Certificate of Incorporation of ContiSecurities
                              Asset Funding Corp.
                  **3.2     --By-Laws of ContiSecurities Asset Funding Corp.
                  **4.1     --Form of Pooling and Servicing Agreement.
                   *5.1     --Opinion of Stroock & Stroock & Lavan LLP
                              with respect to the securities being registered.
                   *8.1     --Opinion of Stroock & Stroock & Lavan LLP with
                              respect to tax matters (included as part of
                              Exhibit 5.1).
                  *23.1     --Consent of Stroock & Stroock & Lavan LLP
                              (included as part of Exhibit 5.1).
                ***23.2     --Consent of Independent Auditor of Certificate
                              Insurer.
                 **24.1     --Powers of Attorney (included on signature page).
---------------------

*        Previously filed.
** Incorporated by reference to the respective exhibits of the same numbers of the Company's Registration Statement on
         Form S-3, Registration No. 333-19427.
***      To be filed by amendment.


ITEM 17.  UNDERTAKINGS.

     A. UNDERTAKING IN RESPECT OF INDEMNIFICATION. Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     B. UNDERTAKING PURSUANT TO RULE 415.

     (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement

                           (i)   to include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the more recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. UNDERTAKING PURSUANT TO RULE 430A.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 15th day of December 1997.


                                      CONTISECURITIES ASSET FUNDING CORP.

                                      By:  /S/ JAMES E. MOORE
                                           Name:  James E. Moore
                                           Title: President


                                POWER OF ATTORNEY




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                         TITLE                          DATE


/S/ JAMES E. MOORE*         President (Principal             December 15, 1997
-----------------------     Executive Officer)
   James E. Moore           and Director

/S/ SUSAN E. O'DONOVAN*     Vice President                   December 15, 1997
-----------------------     (Principal Financial
Susan E. O'Donovan          and Accounting Officer)

/S/ JAMES J. BIGHAM*        Director                         December 15, 1997
-----------------------
James J. Bigham


By:______________________
      James E. Moore
      As Attorney-in-Fact

                                  EXHIBIT INDEX


  EXHIBIT                     DESCRIPTION                               PAGE
    NO.                                                                 NO.

   **1.1     Form of Underwriting Agreement.............................

   **3.1     Certificate of Incorporation of
            ContiSecurities Asset Funding Corp.........................

   **3.2     By-Laws of ContiSecurities Asset Funding Corp..............

   **4.1     Form of Pooling and Servicing Agreement....................

    *5.1     Opinion of Stroock & Stroock & Lavan LLP
              with respect to the securities being
              registered...............................................

    *8.1     Opinion of Stroock & Stroock & Lavan LLP
              with respect to tax matters (included
              as part of Exhibit 5.1)..................................


   *23.1     Consent of Stroock & Stroock & Lavan LLP
              (included as part of Exhibit 5.1)........................


 ***23.2     Consent of Independent Auditor of Certificate Insurer

  **24.1     Powers of Attorney (included on signature page)...........



-------------
    *        Previously filed.
    **       Incorporated by reference to the respective exhibits
             of the same numbers of the Company's  Registration Statement on
             Form S-3, Registration No. 333-19427.
    ***      To be filed by amendment.